EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-229575, 333-222922, 333-215943, 333-201906, 333-195867, 333-193844, 333-179325, 333-171966, 333-164536, 333-153477, 333-146051, 333-140235, 333-125464, 333-125463, 333-111803, 333-102060, 333-65044, 333-50418, 333-50202, 333-78473, 333-78471, 333-78469, 333-78467) of Bottomline Technologies (de), Inc. of our report dated June 5, 2019 with respect to the consolidated financial statements of BankSight Software Systems, Inc., which appears in this Form 8-K/A filed August 14, 2019 for the two-year period ended December 31, 2018.

/s/ Armanino LLP

San Francisco, CA

August 14, 2019